LLC PREORGANIZATIONAL AGREEMENT


This LLC Preorganizational Agreement (this"Agreement") is dated as of August 1, 1997, and is among MB Holding Corp., a Nevada corporation ("Holding") , MB Software Corporation, a Colorado corporation ("Shareholder"), Imagine Investments, Inc., a Delaware corporation ("Imagine") and Healthcare Innovations, LLC, an Arkansas limited liability company (the"Company").

                                   WITNESSETH:

WHEREAS, Holding, a wholly owned subsidiary of Shareholder, and Imagine have formed and organized the Company as of the date hereof subject to the terms of that certain Operating Agreement dated of even date herewith; and

WHEREAS, Shareholder has transferred its stock of Oak Tree Receivables, Inc., Intercoastal Rehabilitation, Inc., and C.C. Acquisition Corp. to Holding, and Holding has by statutory mergers converted such entities to limited liability companies and has contributed its membership interests in the following Arkansas limited liability companies to the Company: Oak Tree Receivables, LLC, N.F.P.M., LLC, Intercoastal Rehabilitation, LLC, and C.C.H.E., LLC (collectively, the "Subsidiaries"), and Imagine has contributed One Million and No/100 Dollars ($1,000,000.00) and a Promissory Note in the principal amount of One Million and No/100 Dollars ($1,000,000) executed by Oak Tree Receivables, Inc. as maker in favor of Imagine (the "Note") to the Company; and

WHEREAS, Shareholder has previously granted a security interest in stock of said subsidiary corporations securing indebtedness owing by its subsidiary, Oak Tree Receivables, Inc., by assumption, to Imagine and has transferred such stock subject to a Stock Pledge Agreement dated June 30, 1997, to Holding; and

WHEREAS, it is the parties' intent and desire that the security interest in favor of Imagine be terminated in light of the fact that current owner of the
Note is also the owner of such subsidiaries (or their successors, as the case may be); and

WHEREAS, the parties wish to enter into such other agreements related to or incident to the formation and acquisition of the Company; and

WHEREAS, the parties hereto wish to enter into this Agreement to set forth their respective rights and agreements with respect to the matters set forth herein regarding the capitalization and formation of the Company;

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        ARTICLE I - OAK TREE INDEBTEDNESS

         With respect to the indebtedness of Oak Tree Receivables, Inc. (and Oak Tree Receivables, LLC, its successsor by merger) pursuant to a Promissory Note, Loan Agreement and Stock Pledge Agreement, all dated June 30, 1997, the obligations of which were assumed by Oak Tree Receivables, Inc. by an Assignment and Assumption Agreement dated July 24, 1997, with Shareholder, the parties agree that the security interest in favor of Imagine pursuant to the Stock Pledge Agreement dated June 30, 1997, is hereby released in all respects.

      ARTICLE II- PAYMENT OF EXISTING SUBSIDIARIES' INCOME TAX LIABILITIES

         The parties agree that all income, loss and gain of the Subsidiaries or their predecessors, or attributable to any merger or transfer up to and including the transfer to Company shall be included on the consolidated tax returns of Shareholder and any federal or state income tax liability with respect thereto shall be paid by Shareholder and/or its affiliated corporations, so that the Subsidiaries or Company will have no income tax liability for any period prior to and including the date of transfer to Company.

                            ARTICLE III - OTHER LOANS

         As soon as practical after formation and capitalization of the Company, Imagine agrees in good faith that it intends to provide a loan to Holding the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) payable with interest at the rate of prime plus two percent (2%) payable quarterly, with all principal and any unpaid accrued interest due at the end of a three (3) year term. The loan documents shall provide for such collateral, covenants and limitations on additional borrowing as satisfactory to Imagine. Any funding obligation of Imagine hereto is strictly conditional upon the parties negotiating and executing formal agreements and documents with respect thereto which are mutually satisfactory to the parties.

           ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         Holding and Shareholder represent and warrant to Imagine and the Company as follows as of the date hereof:

4.1 Organization, Power and Qualification of Holding and Shareholder. Each ofHolding and Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to enter into this Agreement and to perform its obligations hereunder (in the case of Shareholder). Holding and Shareholder havebeen duly qualified to do business in all states in which the character of its property or activities require such qualification under applicable law. At the time of contribution to the Company, Holding owned 100% of the outstanding membership interests of each of the Subsidiaries free from all encumbrances.

4.2 Authorization. The execution and delivery of this Agreement, and each other agreement and certificate or other document delivered, or to be delivered, in connection with the transfers contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other action on the part of Holding and Shareholder and this Agreement constitutes, and all other documents and agreements to be delivered by Holding or Shareholder on or before the date of closing, shall constitute valid and legally binding obligations of Holding and to Shareholder enforceable against them in accordance with their terms, subject to the application of bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors.

4.3 The Subsidiaries. Each of the Subsidiaries is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas, and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Subsidiaries has been or will be duly qualified to do business in all states which the character of its property or actions require such qualifications under applicable law.

4.4 No Violation. Neither the execution, delivery or performance by Holding and Shareholder of this Agreement or any other agreement delivered, or to be delivered, in connection with the transactions contemplated by this Agreement, nor the execution by Holding of the Operating Agreement, nor compliance with the terms and provisions hereof or thereof, nor the consummation of the transactions contemplated herein or therein, including, without limitation, the transfer to the Company of Holding's right, title and interest in and to the Subsidiaries,
(i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of any agreement or other instrument to which Shareholder, Holding or any Subsidiary is a party or by which Shareholder, Holding, any Subsidiary or any of their respective properties or assets is bound or subject, or (iii) will violate any provision of the organizational documents of Shareholder, Holding or any Subsidiary.

4.5 Proceedings or Investigations. There is no action, suit or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the best knowledge of Shareholder, threatened against Shareholder, Holding or any of the Subsidiaries before or by any court, tribunal or Federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, and, to the best knowledge of Shareholder, no such action, suit, or legal, administrative, arbitration or other proceeding or governmental investigation is probable of assertion against Shareholder, Holding or any of the Subsidiaries, which, if adversely determined, could reasonably be expected to have a material adverse effect on the value or operations of any Subsidiary or its assets, or adversely affect or impede the transfer to the Company of all of Holding's right, title and interest in the Subsidiaries. To the best of the knowledge of Shareholder, each of the Subsidiaries is in compliance with all laws, rules, regulations, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business.

4.6 Consents. No consents or approvals of any public body or authority or shareholders of Shareholder or Holding, and no consents or waivers from any parties to leases, licenses, franchises, permit, indentures, agreement or other instruments are required for the lawful consummation of the transactions contemplated hereby.

4.7 Financial Statements. The unaudited financial statements of the Subsidiaries for the quarter ended June 30, 1997 (collectively, the "Financial Statements") present fairly the financial position, results of operations and cash flows of each Subsidiary, or its predecessor, at the dates and for the fiscal periods then ended, in accordance with GAAP, and reflect all material claims, debts and liabilities, absolute or contingent, direct or indirect, of each Subsidiary. Holding has delivered true and complete copies of the Financial Statements to Imagine.

4.8 No Adverse Change. Since June 30, 1997, the businesses of Subsidiary has been carried on in the normal course and there has been no material adverse change in the business, financial condition, results of operations, assets or liabilities of the Subsidiaries.

4.9 Taxes. (a) All tax returns required to be filed by or on behalf of the Subsidiaries, or their predecessors, have been timely filed, or requests for extensions have been timely filed, granted and have not expired, for periods ending on or before June 30, 1997, and all such returns filed are complete and accurate in all material respects.

     (b) There is no audit examination, deficiency or refund litigation or matter that has been raised by a taxing authority with respect to any previously filed tax returns of any of the Subsidiaries (or their predecessors) or any prior tax payments or periods that could reasonably be expected to result in a determination the effect of which would have a material adverse effect. All taxes due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for.

     (c) None of the Subsidiaries (or their predecessors) has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

     (d)  Adequate  provision  of  any  taxes  due  or to  become  due  for  the
Subsidiaries (or their predecessors) for any period or periods through and including June 1997, has been made and is reflected on the June 1997 financial statements included in the Financial Statements. Deferred taxes of the Subsidiaries reflected in the Financial Statements are adequate, subject in the case of interim financial statements to normal recurring year end adjustments.

     (e) Each of the Subsidiaries (or their predecessors) has collected and withheld all taxes which it has been required to collect or withhold and has timely submitted all such collected and withheld amounts to the appropriate authorities. Each of the Subsidiaries is in compliance with the back-up withholding and information reporting requirements under the Internal Revenue Code (the "Code") and any state, local or foreign laws, and the rules and regulations thereunder.

     (f) None of the Subsidiaries (or their predecessors) has made any payments, is not obligated to make any payments, or is not a party to any contract, agreement or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G of the Code.

     (g) There are no liens with respect to taxes upon any of the assets of the Subsidiaries.

     (h) To the best of Shareholder's knowledge, there has not been an ownership change, as defined in Code Section 382(g), of any of the Subsidiaries or any of their predecessors that occurred during or after any taxable period in which any Subsidiary or any of its predecessors incurred a net operating loss that carries over to any taxable period ending after December 31, 1996.

     (i) None of the Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

     (j) None of the Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

4.10 Properties. Except as disclosed in the Financial Statements and except for claims, liens, pledges or encumbrances ("Liens:), arising in the ordinary course of business after the date hereof, each Subsidiary has good and marketable title, free and clear of all Liens, to all its properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Financial Statements as being owned by the Subsidiaries as of the date hereof, except for such defects in title which individually or in the aggregate would not have a material adverse effect. All buildings, and all fixtures, equipment and other property and assets, held under leases or subleases by the Subsidiaries are held under valid instruments enforceable in accordance with their respective terms except where the failure to have such valid and enforceable instruments would not have a material adverse effect. All equipment of the Subsidiaries in regular use has been well maintained and is in good serviceable condition, reasonable wear and tear excepted, except for such defects which individually or in the aggregate would not have a material adverse effect. N.F.P.M., LLC, one of the Subsidiaries, owns all of the assets set forth on Schedule A hereto, free and clear of all Liens.

4.11 Material Contract Defaults. None of the Subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which a Subsidiary is a party or by which a Subsidiary or the assets, business or operations thereof may be bound or affected or under which it or its assets, business or operations receives benefits, except for those defaults which would not have, individually or in the aggregate, a material adverse effect; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default, except for those defaults which would not have, individually or in the aggregate, a material adverse effect.

4.12 Benefit Plans. (a) Schedule B-1 hereto lists all existing employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees or former employees of the Subsidiaries currently participate (the "Plans").

     (b) Each Plan is and has been in substantial compliance, in form and operation, in all material respect with all applicable laws and has been administered in all material respects in accordance with its terms. To Shareholder's knowledge, no event has occurred and no condition exists with respect to any Plan which is likely to subject the Company, directly or indirectly (through an indemnification agreement or otherwise), to any material liability (including, without limitation, liability for taxes, breach of fiduciary duty, or for a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code). There is no action, suit, or claim (other than routine claims for benefits in the ordinary course) with respect to any Plan pending or threatened which is reasonably likely to have a material adverse effect. No Plan is currently under investigation or audit by any governmental agency and, to the knowledge of Shareholder, no such investigation or audit is contemplated or under consideration. Each Plan intended to be a qualified plan under Section 401(a) of the Code is so qualified and a favorable determination letter as to qualification under Section 401(a) of the Code has been issued and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code.

     (c) All contributions and premium payments required to have been made or accrued under or with respect to any Plan have been timely made or accrued. Except as set forth in Schedule B-1, the consummation of the transactions contemplated hereby will not give rise to any right to severance, separation or similar pay or benefits.

4.13 Environmental Matters. To the knowledge of Shareholder, none of the Subsidiaries, nor any properties owned or operated by a Subsidiary has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a material adverse effect., There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letter or requests for information from any environmental agency) instituted or pending, or to the knowledge of Shareholder threatened, relating to the liability of any properties owned or operated by any of the Subsidiaries under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

     "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulation, whether by type or by quantity, including any material containing any such substance as a component.

4.14 Insurance. Attached hereto as Schedule B-2 is an accurate schedule as of the date hereof reflecting the insurance policies maintained with respect to the ownership and operation of the business and assets of the Subsidiaries and their employees, which Schedule reflects the policies, numbers, terms, identity of insurers, amounts of coverage and all claims made on the policies since the effective date of the policies and true and correct copies of all policies of general and professional liability and all endorsements and amendments thereto. All policies set forth on Schedule B-3 are in full force and effect and may be maintained in full force and effect after transfer to the Company.

4.15 Absence of Certain Business Practices. To the best of Shareholder's knowledge, none of the Subsidiaries, nor any of their officers, employees, agents, or affiliates nor any other person acting on their behalf, has, directly or indirectly, during the immediately preceding twenty-four (24) month period given, accepted, or agreed to give or accept any gift or similar benefit to or from any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of any Subsidiary (or assist any Subsidiary in connection with any actual or proposed transaction) that (i) might subject any Subsidiary, their affiliates, or any other person to any damage or penalty in any civil, criminal or governmental litigation or other proceeding,
(ii) if not given or accepted in the past, might have had an adverse effect on the assets or operations or the business of any Subsidiary, (iii) if not continued in the future, might adversely affect the assets or the business or might subject any Subsidiary to damages or penalties in any private or governmental litigation or other proceeding.

4.16 Disclosure. To the best of Shareholder's knowledge, no representation or warranty of Shareholder contained in this Agreement or in any statement or certificate furnished or to be furnished to any party pursuant hereto in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in the light of the circumstances under which they were made, not misleading.

4.17 Other Matters. Neither Holding, any Subsidiary nor Shareholder has taken or has agreed to take any action, and has no knowledge of any fact or circumstances, that would materially impede or delay the consummation of the transactions contemplated hereby.

4.18 Brokers and Finders. Neither Shareholder, Holding nor any Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for any of such parties in connection with this Agreement or the transactions contemplated hereby.

4.19 Subsidiaries. For purposes of this Agreement, the term Subsidiaries shall also be deemed to include the predecessor entities of such subsidiaries.

              ARTICLE V - REPRESENTATIONS AND WARRANTIES OF IMAGINE

         Imagine represents and warrants to Shareholder and the Company as follows as of the date hereof:

5.1 Organization, Power and Qualification of Imagine. Imagine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to enter this Agreement and the Operating Agreement to perform its obligations hereunder and thereunder. Imagine has been duly qualified to do business in all states in which the character of its property or activities require such qualification under applicable law.
Imagine has no subsidiaries.

5.2 Authorization. The execution and delivery of this Agreement, the Operating Agreement and each other agreement and certificate or other document delivered, or to be delivered, in connection with the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other action on the part of Imagine and this Agreement constitutes, and all other documents and agreements to be delivered by Imagine on or before the date of closing, shall constitute valid and legally binding obligations of Imagine enforceable against it in accordance with its terms, subject to the application of bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors.

5.3 No Violation. Neither the execution, delivery or performance by Imagine of this Agreement or any other agreement delivered, or to be delivered, in connection with the transfers contemplated by this Agreement, nor compliance with the terms and provisions hereof or thereof, nor the consummation of the transactions contemplated herein or therein, including, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of any agreement or other instrument to which Imagine is a party or by which Imagine or any of its respective properties or assets is bound or subject, or (iii) will violate any provision of the Articles of Incorporation or By-Laws of Imagine.

5.4 Proceedings or Investigations. There is no action, suit or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the best knowledge of Imagine, threatened against Imagine before or by any court, tribunal or Federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, and, to the best knowledge of Imagine, no such action, suit, or legal, administrative, arbitration or other proceeding or governmental investigation is probably of assertion against Imagine.

5.5 Consents. No consents or approvals of any public body or authority or shareholders of Imagine and no consents or waivers from any parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are required for the lawful consummation of the transactions contemplated hereby.

                             ARTICLE VI - INDEMNITY

6.1 Indemnity. From and after the Closing Date, Holding and Shareholder shall indemnify and hold harmless Imagine and the Company, its Subsidiaries, and each of its respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (the "Imagine Indemnified Parties") from and against any and all Losses (as defined below) incurred by or asserted against any of such parties in connection with or arising out of any breach by Holding and Shareholder of any representation or warranty of Holding and Shareholder set forth herein; provided, however, that the Imagine Indemnified Parties shall be entitled to indemnification under this
Section 6.1 only if and to the extent its amount of Losses hereunder exceeds $20,000, and then only to the extent of such excess; and provided further, however, that in no event shall Shareholder's liability hereunder exceed $200,000, it being understood that this limitation shall not apply in the event of fraud, nor to any failure by Holding or Shareholder to comply with any covenant or agreement set forth herein.

     From and after the Closing Date, Imagine shall indemnify and hold harmless Holding and the Company, and any of their directors, shareholders, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (the 'Holding Indemnified Parties') from and against any and all Losses (as defined below) incurred by or asserted against any of such parties in connection with or arising out of any breach by Imagine of any representation or warranty; provided, however, that the Holding Indemnified Parties shall be entitled to indemnification under this Section 6.1 only if and to the extent their aggregate amount of Losses hereunder exceeds $20,000, and then only to the extent of such excess; and provided further, however, that in no event shall Imagine's aggregate liability hereunder exceed $200,000, it being understood that this limitation shall not apply in the event of fraud, nor to any failure by Imagine to comply with any covenant or agreement set forth herein.

     "Losses" means any and all debts, losses, liabilities, claims, damages, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses incurred in defending any lawsuit or other action).

6.2 Claims. (a) The party being indemnified hereunder (the "Indemnified Party") shall give written notice to the party against whom a claim for indemnification is asserted hereunder (the "Indemnifying Party") within the earlier of twenty
(20) days of receipt of written notice or forty (40) days from discovery by the Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement (a "Claim"). The failure to give such notice shall not affect the right of the Indemnified Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnifying Party.

     (b) In the event an action by a third party (a'Third-Party Claim') shall be brought or asserted in respect of which indemnity may be sought by an Indemnified Party under this Section 6.2, the Indemnified Party shall notify the Indemnifying Party in writing thereof within such period of time as to not prejudice the defense thereof, but in any case within ten (10) days thereof. Subject to this Section 6.2, the Indemnifying Party shall have the opportunity to defend and/or settle such Third-Party Claim, and employ counsel reasonably satisfactory to the Indemnified Party, and the Indemnifying Party shall pay all expenses related thereto, including without limitation all fees and expenses of counsel. After receipt of such notice, the Indemnifying Party shall notify the Indemnified Party within twenty (20) days (or such shorter period if necessary so as not to prejudice the defense thereof) in writing whether it will assume the defense thereof.

     (c) Upon receipt of notice by the Indemnified Party from the Indemnifying Party of its election to assume the defense of such an action and approval of the Indemnified Party of counsel to the Indemnifying Party, which approval shall not be unreasonably withheld or delayed, the Indemnifying Party shall not be liable to the Indemnified Party unless (i) the Indemnifying Party agrees in writing to pay such fees and expenses, (ii) the Indemnifying Party fails either to assume the defense of such action or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or that there shall exist some other legal conflict between the interests of the Indemnifying Party and the Indemnified Party.

     (d) If the Indemnifying Party shall not elect to assume the defense of any Third-Party Claim, or if any of the events specified in clauses (i) through
(iii) in the preceding subsection (c) occurs, the Indemnified Party shall have the right to maintain the defense of and to settle such Third- Party Claim, with counsel reasonably satisfactory to the Indemnifying Party; provided, however, that the Indemnifying Party shall retain the right to assume the defense of such Third-Party Claim pursuant to paragraph (c) above, provided that such assumption does not prejudice the defense of such Third-Party Claim.

     (e) In the event that an offer to settle a Third-Party Claim is received, each of the Indemnified Party and the Indemnifying Party shall notify the other thereof, in writing, and shall consult with one another in considering such offer. Such offer shall be accepted if the Indemnifying Party so directs in writing unless either (A) the Indemnified Party shall agree in writing that any liability arising out of such Third-Party Claim shall not be a Loss covered hereunder, in which casethe Indemnified Party shall have full right to maintain the defense thereof, or (B) the failure to accept such settlement offer is based on the Indemnified Party's reasonable objection to a sanction, restriction, fine, or other penalty that would be imposed in it or its affiliates under the settlement.

     (f) Notwithstanding anything herein, and whichever party shall have the right to maintain the defense of a Third-Party Claim, each of the Indemnifying Party and the Indemnified Party shall consult with the other with respect thereto, provide each other with such assistance as the other may reasonably require in order to promptly and adequately defend such action, and have the right to participate at its own expense in the defense thereof, with counsel reasonably satisfactory to the other.

6.3 Survival. The representations, warranties, covenants and agreements of each party set forth herein shall survive the date hereof for a period of eighteen
(18) months. Neither party hereto shall have any liability (for indemnification or otherwise) with respect to any representation, warranty, covenant or agreement set forth herein, unless on or before the eighteen-month anniversary of the Closing Date the other party shall notify such party of a claim specifying the factual basis of that claim in reasonable detail.

                           ARTICLE VII - MISCELLANEOUS

7.1 Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

7.2 Survival of Covenants and Representations and Warranties. Any covenant, representation and warranty contained herein shall survive closing of this Agreement and the formation of the Company.

7.3 Agreement Binding. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and permitted assigns, but nothing herein, express or implied, is intended to confer on any other person, any rights, benefits, or remedies by reason of this Agreement.

7.4 Governing Law. This Agreement shall be governed by the laws of the State of Arkansas.

7.5 Non-Assignability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto.

7.6 Entire Agreement. This Agreement and other documents and agreements referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof.

7.7 Covenant to Perform. Each party hereto expressly represents and warrants to each other party hereto to use one's best efforts to carry out the purposes of this Agreement and to execute such additional documents necessary to effect same, and to refrain from taking any action contrary to the provisions of this

Agreement and hereby acknowledges that this Agreement, or the breach hereof, is subject to all rights of the parties at law or in equity, and may be specifically enforced in a Court of competent jurisdiction in a proceeding instituted by any of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this document as of the date first written above.


                                         MB HOLDING CORP.


                                        By:
                                             -------------------------------

                                             --------------,

                                             --------------


                                        MB SOFTWARE CORPORATION


                                       By:
                                            --------------------------------

                                              Scott A. Haire,
                                              President


                                       IMAGINE INVESTMENTS, INC.


                                      By:
                                           --------------------------------

                                           ---------------,

                                           ---------------


                                      HEALTHCARE INNOVATIONS, LLC


                                     By:

                                          ---------------------------------

                                          --------------,

                                          --------------